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                                                             [ADMINISTAFF LOGO]

News Release


INVESTOR RELATIONS CONTACT:
   Richard G. Rawson
   Executive Vice President and Chief Financial Officer
   (281) 348-3225
   richard_rawson@administaff.com

NEWS MEDIA CONTACT:
   Alan Dodd
   Director, Corporate Communications
   (281) 348-3105
   alan_dodd@administaff.com


                         ADMINISTAFF EXECUTIVE OFFICERS
                        TO IMPLEMENT 10b5-1 TRADING PLANS




HOUSTON - March 24, 2003 - Administaff, Inc. (NYSE: ASF), the nation's leading Professional Employer Organization (PEO), today announced that Paul J. Sarvadi, its president and chief executive officer, and Richard G. Rawson, executive vice president of administration and chief financial officer, have established structured, prearranged trading plans to sell a portion of their shares in the company over a designated period in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The plans are being established to diversify Sarvadi's and Rawson's holdings of Administaff stock in an orderly manner. The plans are separate and unrelated to each other, and have been initiated during the company's open window period for insider transactions.

Rule 10b5-1 permits the implementation of a written plan for selling stock at times when insiders are not in possession of material nonpublic information and allows them to sell stock on a regular basis and in a non-discretionary manner, regardless of any subsequent material nonpublic information they receive.

Sarvadi, who beneficially owns 3,201,900 shares and options to purchase an additional 270,000 shares, has implemented a plan whereby two of his family limited partnerships may sell a maximum of 540,000 shares over a three-year period, subject to the achievement of predetermined stock prices. Rawson, who beneficially owns 1,318,693 shares and options to purchase an additional 210,000 shares, has established a plan allowing for the sale by two family limited partnerships of 108,000 shares over a two-year period, subject to the achievement of predetermined stock prices. The number of shares eligible for sale under each of the plans will be adjusted to reflect stock dividends, splits and similar events. The shares to be sold represent


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approximately 15.6 percent of Sarvadi's holdings, approximately 7.1 percent of
Rawson's holdings, and collectively less than 2.5 percent of Administaff's outstanding shares.

Other officers and directors of the company may establish plans in compliance with Rule 10b5-1 in the future. Except as may be required by law, the company does not undertake to report plans by other company officers or directors, nor to report modifications, terminations, transactions or other activities under Sarvadi's or Rawson's plans or the plan of any other officer or director.

Administaff is a leading personnel management company that serves as a full-service human resources department for small and medium-sized businesses throughout the United States. The company operates 38 sales offices in 21 major markets. For additional information, visit Administaff's Web site at www.administaff.com.

(Note: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Therefore, the actual results of future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments, including, but not limited to, the computation of the final official unemployment tax rate for 2002 from the State of Texas, Administaff's ability to comply with Revenue Procedure 2002-21, and possible adverse application of various federal, state and local regulations; (iii) changes in Administaff's direct costs and operating expenses, including, but not limited to, increases in health insurance premiums, increases in underlying health insurance claims trends, workers' compensation rates and state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of Administaff's operations; (iv) the estimated costs and effectiveness of capital projects and investments in technology and infrastructure, including Administaff's ability to maintain adequate financing for such projects; (v) Administaff's ability to effectively implement its 401(k) recordkeeping services; (vi) the effectiveness of Administaff's sales and marketing efforts, including the company's marketing arrangements with other companies; (vii) the failure to sell Administaff Financial Management Services, Inc.; (viii) changes in the competitive environment in the Professional Employer Organization industry; (ix) Administaff's liability for worksite employee payroll and benefits costs; and (x) an adverse final judgment or settlement in the Aetna lawsuit. These factors are described in further detail in Administaff's filings with the Securities and Exchange Commission.)

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